SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

September 24, 2004

Date of report (Date of earliest event reported)

G & L REALTY CORP.

(Exact name of registrant as specified in charter)

Maryland	1-12566	95-4449388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

439 N. Bedford Drive, Beverly Hills, California 90210

(Address of principal executive of offices) (Zip code)

Registrant’s telephone number including area code: (310) 273-9930

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On September 16, 2004, Daniel M. Gottlieb and Steven D. Lebowitz, executive officers and directors of the Company, surrendered their 193,087 shares of Series A and Series B preferred stock to the Company and received 193,087 shares of newly-created Series C and Series D preferred stock, having the same rights, privileges and preferences as the preferred shares surrendered. The sale of the Series C and Series D preferred stock to Messrs. Gottlieb and Lebowitz in exchange for their Series A and B preferred stock was made pursuant to the exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act based on the fact that as executive officers of the Company Messrs. Gottlieb and Lebowitz are “accredited investors” within the meaning of Regulation D.

Item 7.01    Regulation FD Disclosure

On September 24, 2004, the Company announced that it currently intends to complete the following transactions prior to the end of 2004: (i) the spin off to the holders of its Common Stock of its skilled nursing facilities and assisted care living facilities, (ii) the refinancing and redemption of the Company’s Series A preferred stock and Series B preferred stock, and (iii) the merger of the Company with and into a new company organized under the laws of the State of Nevada, which will be called G&L MOB Properties, Inc.

These transactions are intended (i) to allow G&L MOB Properties to focus on the operation of its medical office building assets, (ii) to reduce G&L MOB Properties’ cost of capital, and (iii) to allow G&L MOB Properties and its stockholders to enjoy the benefits of being organized under Nevada law.

While no assurances can be given, the Company believes, based upon the advice of its financial advisor, that G&L MOB Properties should be able to finance preferred stock on a private basis and on terms that are substantially more favorable than the terms of the Company’s currently outstanding preferred stock. While the Board of Directors has not yet taken action to redeem the Company’s outstanding preferred stock, it is currently anticipated that it will do so before the end of this year.

Whether or not the refinancing is effected, the Company intends to merge with and into G&L MOB Properties. It is not anticipated that the holders of the Company’s preferred stock will have any voting rights with respect to this merger transaction.

Item 9.01    Financial Statements and Exhibits

99.1        Press Release issued by G & L Realty Corp. on September 24, 2004

The information contained in this report on Form 8-K under Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specified otherwise in any such filings.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G & L REALTY CORP.

		By:	/s/ David E. Hamer
David E. Hamer Chief Accounting Officer
DATED:	September 24, 2004

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